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                                                                    Exhibit 99.1

For Immediate Release

                  QUANTA SERVICES ACQUIRES SEVEN COMPANIES WITH
                   COMBINED ESTIMATED REVENUES OF $140 MILLION

JULY 11, 2000 - Houston, Texas - Quanta Services, Inc. (NYSE:PWR) announced today that it has completed the acquisition of seven companies that are expected to produce annualized revenues of approximately $140 million in 2000. These acquisitions consist of both platform companies and smaller "tuck-in" companies that will be integrated into existing operating units. All of the acquisitions were accounted for under the purchase method of accounting.
         "We are pleased to announce that we have added seven high quality service providers into the Quanta family of companies," stated John Colson, Quanta Services' Chief Executive Officer. "The largest of the seven companies acquired, IRBY Construction Company, represents Quanta's largest acquisition to date. IRBY, based in Jackson, Mississippi, is a premiere electric power service provider that has diversified into fiber optic and wireless telecommunications nationwide. The remaining six companies acquired continue the expansion of our cable television, telecommunications and directional boring capabilities. We continue to capitalize on the strong and growing demand for specialty services created by the increasing need for bandwidth, deregulation, outsourcing and convergence in the industries we serve."
         In addition to IRBY, the companies Quanta acquired include: Kuenzi Construction, Inc., based in Silverton, Oregon, which provides directional boring for communications conduit; dot 05 Optical Communications, Inc., a fiber optic engineering, splicing and testing service provider based in Billerica, Massachusetts; Marlboro Cablevision Constructors, Inc., based in Bennettsville, South Carolina, which provides aerial and underground services for the cable television industry; NetCom Management Group, Inc., based in Albuquerque, New Mexico, which provides fiber optic services, including engineering, design, and installation, in addition to commercial data wiring and cabling; Great Western Enterprises, Inc., based in Billings, Montana, which provides directional boring services for fiber optic and utility line installations and repairs; and Tjader & Highstromm Inc., a provider of directional boring and installation services for the telecommunications and cable industries based in New Richmond, Wisconsin.

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[QUANTA SERVICES   Quanta Services, Inc. is a leading provider of specialized
     LOGO]         contracting services, delivering end-to-end network solutions for telecommunications, cable television and electric power industries. The Company's comprehensive services include designing, installing, repairing and maintaining network infrastructure. Quanta Services performs projects nationwide from principle offices in 37 states.

This press release contains various forward-looking statements and information, including expected revenues of recent acquisitions, that are based on management's belief as well as assumptions made by and information currently available to management. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Such statements are subject to certain risks, uncertainties and assumptions including, among other matters, future growth in the electric power, telecommunications and cable television outsourcing industry, and the ability of Quanta to complete acquisitions and to effectively integrate the operations of acquired companies, as well as general risks related to the industries in which Quanta operates. Should one or more of these risks materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expected. For a discussion of the risks, investors are urged to refer to the Company's reports filed under the Securities Exchange Act of 1934.

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